UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 17, 2006
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2006, the board of directors of First Industrial Realty Trust, Inc. (the “Company”) approved an increase in certain fees that compensate its non-employee members for their service. The approved increases result in the following compensation to the Company’s non-employee directors:
     Annual Retainer: $40,000 (of which a minimum 50% is to be taken in restricted stock)
     Annual Restricted Stock Grant: 1,500 shares
     In-person Board and Committee Meeting Fee: $2,000
     Telephonic Board and Committee Meeting Fee: $1,500
     Compensation Committee Chairperson Annual Fee: $10,000
     Nominating/Corporate Governance Committee Chairperson Annual Fee: $5,000
     After May 17, 2006, shares of restricted stock issued in respect of the Annual Retainer referred to above will vest on January 31st of the fifth year following the year of issuance. The Audit Committee Chairperson Annual Fee remains $20,000, as previously disclosed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer
(Principal Accounting Officer)

Date: May 19, 2006